FOR IMMEDIATE RELEASE

SEACOR HOLDINGS ANNOUNCES RESULTS FOR THE
FOURTH QUARTER ENDED DECEMBER 31, 2020

FORT LAUDERDALE, FL, February 19, 2021 (GLOBE NEWSWIRE) — SEACOR Holdings Inc. (NYSE:CKH) (the “Company”) today announced its results for the fourth quarter ended December 31, 2020:
•Net income attributable to stockholders for the quarter ended December 31, 2020 was $10.8 million ($0.52 per diluted share) compared with a net loss of $(1.9) million ($(0.10) per diluted share) for the quarter ended December 31, 2019.
•Operating income for the quarter ended December 31, 2020 was $13.3 million compared with $2.6 million for the quarter ended December 31, 2019.
•“Cash Earnings” for the quarter ended December 31, 2020 were $23.0 million compared with $18.5 million for the quarter ended December 31, 2019.
The Company uses the non-GAAP financial measures "Cash Earnings" and OIBDA in this release; a reconciliation to their closest U.S. GAAP measure is included in "Use of non-GAAP Financial Measures" in this release.
The "Operating Discussion" below is a comparison of results for the quarter ended December 31, 2020 with the prior year quarter ended December 31, 2019.
Operating Discussion
Ocean Transportation & Logistics Services - Operating income and OIBDA were $12.6 million and $22.8 million, respectively, in the current year quarter compared with $7.6 million and $17.8 million, respectively.
The current year quarter benefited from a $7.8 million reduction in dry-docking costs in addition to the related out-of-service time. These benefits were partially offset by lower operating results for one SEA-Vista vessel due to the commencement of a lower margin long-term multiyear bareboat charter and weaker operating results for SEACOR Island Lines, Seabulk Towing and the Company's dry bulk carrier fleet.
The COVID-19 pandemic continued to negatively impact the performance of SEACOR Island Lines and Seabulk Towing. Demand for freight into the Bahamas and the Turks & Caicos and ship calls into harbor towing's port network rebounded from the lows earlier in the year, but activity remained below pre-pandemic levels. Moreover, in the prior year quarter, SEACOR Island Lines benefited from higher freight demand as a result of Hurricane Dorian relief activity. Operating results for the dry bulk carrier fleet were lower following the scrapping of one U.S.-flag bulk carrier in October 2020.
Inland Transportation & Logistics Services - Operating income and OIBDA were $9.8 million and $16.5 million, respectively, in the current year quarter compared with $1.4 million and $7.5 million, respectively.
Barge pool earnings improved due to strong soybean exports and favorable operating conditions resulting in higher freight rates and higher utilization. Operating results from the terminal business improved due to increased throughput volumes at the Company's dry bulk facilities as a result of new contracts primarily supporting fertilizer customers. SEACOR AMH, the Company's container on barge operation, also posted improved results primarily due to an increase in container movements and a reduction in operating costs following the internalization of towing and stevedore activities.
Fleeting operations suffered from a reduction in liquid tank barge activity in the St. Louis region due to lower demand for petroleum products.

Witt O’Brien’s - Operating income and OIBDA were $0.5 million and $0.8 million in the current year quarter compared with an operating loss and negative OIBDA of $(0.7) million and $(0.5) million, respectively. The improvement was primarily due to an expansion of support for the USVI recovery program and new contract wins in response to the COVID-19 pandemic partially offset by bad debt expense related to a dispute with a subcontractor.
Corporate Expenses - Corporate expenses were $4.1 million higher primarily due to advisory and legal fees associated with the proposed merger transaction with American Industrial Partners.
Capital Commitments - The Company’s capital commitments as of December 31, 2020 were $43.1 million and included four U.S.-flag harbor tugs, one inland river towboat, other equipment, and vessel and terminal improvements. Subsequent to December 31, 2020, the Company committed to purchase other property and equipment for $0.2 million.
Liquidity and Debt - During the current year quarter, the Company drew $20.0 million on its revolving credit facility, which was repaid in January 2021.
As of December 31, 2020, the Company’s balances of cash, cash equivalents, restricted cash, restricted cash equivalents, and marketable securities totaled $74.4 million. As of December 31, 2020, total outstanding debt was $277.0 million, and the Company had $205.0 million of borrowing capacity under its credit facilities.
Equity - As of December 31, 2020, the total shares outstanding were 20,472,853.
Tender Offer - On December 18, 2020, Safari Merger Subsidiary, Inc., a Delaware corporation and an affiliate of American Industrial Partners (“Purchaser”), commenced a tender offer to acquire all of the outstanding shares of the Company’s common stock at a price per share of $41.50, net to the holder in cash, without interest. The offer remains outstanding and the Company’s board of directors has recommended that the Company’s stockholders accept the offer and tender their shares to Purchaser pursuant to the offer. For additional information on the offer and the Company’s recommendation, see “Additional Information and Where to Find It” below.
* * * * *
SEACOR Holdings Inc. (“SEACOR”) is a diversified holding company with interests in domestic and international transportation and logistics, crisis and emergency management, and clean fuel and power solutions. SEACOR is publicly traded on the New York Stock Exchange (NYSE) under the symbol CKH.

Additional Information and Where to Find It
The tender offer described in this communication commenced on December 18, 2020. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of the Company. On December 18, 2020, Purchaser filed with the United States Securities and Exchange Commission (the “SEC”) a Tender Offer Statement on Schedule TO, and the Company filed with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9. THE COMPANY’S STOCKHOLDERS AND OTHER INVESTORS ARE URGED TO READ THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT BECAUSE THEY CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. The Tender Offer Statement and the Solicitation/Recommendation Statement, as amended from time to time, are available for free at the SEC’s web site at www.sec.gov. Additional copies may be obtained for free by contacting the Company. Free copies of these materials and certain other offering documents will be made available by the Company upon request by mail to SEACOR Holdings Inc., 2200 Eller Drive, P.O. Box 13038, Fort Lauderdale, FL 33316, attention: Investor Relations, or by phone at 1-954-523-2200, or by directing requests for such materials to the information agent for the offer, which will be named in the Tender Offer Statement. Copies of the documents filed with the SEC by the Company will be available free of charge under the “Investors” section of the Company’s internet website at seacorholdings.com. In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, the Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The Company’s filings with the SEC are also available for free to the public from commercial document-retrieval services and at the website maintained by the SEC at www.sec.gov.
Cautionary Note Regarding Forward-Looking Statements
Certain statements discussed in this release as well as in other reports, materials and oral statements that the Company releases from time to time to the public constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “believe,” “plan,” “target,” “forecast” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements concern management’s expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters. Forward-looking statements are inherently uncertain and subject to a variety of assumptions, risks and uncertainties that could cause actual results to differ materially from those anticipated or expected by management of the Company. These statements are not guarantees of future performance and actual events or results may differ significantly from these statements. Actual events or results are subject to significant known and unknown risks, uncertainties and other important factors, including risks relating to the COVID-19 pandemic, volatility the pandemic has caused in the capital markets and the effects it has had and could continue to have on the global economy, the potential impact of governmental responses to the pandemic on the Company's business, operations and personnel, financial condition, results of operations, cash flows and liquidity, risks relating to weakening demand for the Company’s services as a result of unplanned customer suspensions, cancellations, rate reductions or non-renewals of vessel charters or failures to finalize commitments to charter vessels, increased government legislation and regulation of the Company’s businesses that could increase the cost of operations, increased competition if the Jones Act is repealed, liability, legal fees and costs in connection with the provision of emergency response services, decreased demand for the Company’s services as a result of declines in the global economy or the COVID-19 pandemic, declines in valuations in the global financial markets and a lack of liquidity in the credit sectors, interest rate fluctuations, availability of credit, inflation rates, changes in laws, trade barriers, commodity prices and currency exchange fluctuations, activity in foreign countries and changes in foreign political, military and economic conditions, changes in foreign and domestic oil and gas exploration and production activity, safety record requirements related to Ocean Transportation & Logistics Services, decreased demand for Ocean Transportation & Logistics Services due to construction of additional refined petroleum product, natural gas or crude oil pipelines or due to decreased demand for refined petroleum products, crude oil or chemical products or a change in existing methods of delivery, compliance with U.S. and foreign government laws and regulations, including environmental laws and regulations and economic sanctions, the dependence of Ocean Transportation & Logistics Services and Inland Transportation & Logistics Services on several key customers, consolidation of the Company’s customer base, the ongoing need to replace aging vessels, industry fleet capacity, restrictions imposed by the Shipping Acts on the amount of foreign ownership of the Company’s Common Stock, operational risks of Ocean Transportation & Logistics Services and Inland Transportation & Logistics Services, effects of adverse weather conditions and seasonality, the level of grain export volume, the effect of fuel prices on barge towing costs, variability in freight rates for inland river barges, the effect of international economic and political factors on Inland Transportation & Logistics Services’ operations, the ability to realize anticipated benefits from acquisitions and other strategic transactions, adequacy of insurance coverage, the attraction and retention of qualified personnel by the Company, changes in U.S. and international trade policies and various other matters and factors, many of which are beyond the Company’s control as well as those discussed in Item 1A. (Risk Factors) of the Company’s Annual report on Form 10-K and other reports filed by the Company with the Securities and Exchange Commission (“SEC”). It should be understood that it is not possible to predict or identify all such factors. Consequently, the preceding should not be considered to be a complete discussion of all potential risks or uncertainties. Given these factors, investors and analysts should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which the forward-looking statement is based, except as required by law. It is advisable, however, to consult any further disclosures the Company makes on related subjects in its filings with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (if any). These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.
For additional information, contact SEACOR at (954) 523-2200, e-mail SEACOR at communications@seacorholdings.com or visit SEACOR’s website at www.seacorholdings.com.

SEACOR HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(in thousands, except share data, unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Operating Revenues	$213,531	$192,761	$753,826	$799,966
Costs and Expenses:
Operating	147,288	145,964	548,040	583,332
Administrative and general	36,528	27,435	113,313	105,818
Depreciation and amortization	17,933	17,451	70,553	68,571
	201,749	190,850	731,906	757,721
Gains on Asset Dispositions, Net	1,535	651	10,735	2,910
Operating Income	13,317	2,562	32,655	45,155
Other Income (Expense):
Interest income	1,649	1,488	6,193	7,471
Interest expense	(3,362)	(4,401)	(15,949)	(19,233)
Debt extinguishment gains (losses), net	—	(171)	1,348	(2,244)
Marketable security gains (losses), net	—	1,898	(567)	18,394
Foreign currency gains (losses), net	2,660	1,351	(382)	(312)
Other, net	102	(20)	3,094	(134)
	1,049	145	(6,263)	3,942
Income Before Income Tax Expense (Benefit) and Equity in Losses of 50% or Less Owned Companies	14,366	2,707	26,392	49,097
Income Tax Expense (Benefit)	2,262	2,817	(7,122)	9,829
Income (Loss) Before Equity in Losses of 50% or Less Owned Companies	12,104	(110)	33,514	39,268
Equity in Losses of 50% or Less Owned Companies, Net of Tax	(1,306)	(1,802)	(10,183)	(5,250)
Net Income (Loss)	10,798	(1,912)	23,331	34,018
Net Income Attributable to Noncontrolling Interests in Subsidiaries	28	5	20	7,244
Net Income (Loss) Attributable to SEACOR Holdings Inc.	$10,770	$(1,917)	$23,311	$26,774

Basic Earnings (Loss) Per Common Share of SEACOR Holdings Inc.	$0.54	$(0.10)	$1.17	$1.41

Diluted Earnings (Loss) Per Common Share of SEACOR Holdings Inc.	$0.52	$(0.10)	$1.16	$1.38

Weighted Average Common Shares Outstanding:
Basic	20,042,230	19,933,277	19,992,375	18,949,981
Diluted	21,140,588	19,933,277	21,106,745	20,306,332

OIBDA(1)	$31,250	$20,013	$103,208	$113,726
OIBDA Attributable to SEACOR Holdings Inc.(1)	$31,250	$20,013	$103,208	$97,727
______________________
1.Non-GAAP Financial Measure. See explanation of use of non-GAAP financial measures included elsewhere in this release.

SEACOR HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(in thousands, except per share data, unaudited)

	Three Months Ended
	Dec. 31, 2020	Sep. 30, 2020	Jun. 30, 2020	Mar. 31, 2020	Dec. 31, 2019
Operating Revenues	$213,531	$175,414	$172,585	$192,296	$192,761
Costs and Expenses:
Operating	147,288	128,546	126,178	146,028	145,964
Administrative and general	36,528	24,560	23,204	29,021	27,435
Depreciation and amortization	17,933	17,306	17,585	17,729	17,451
	201,749	170,412	166,967	192,778	190,850
Gains on Asset Dispositions, Net	1,535	618	8,198	384	651
Operating Income (Loss)	13,317	5,620	13,816	(98)	2,562
Other Income (Expense):
Interest income	1,649	1,425	1,518	1,601	1,488
Interest expense	(3,362)	(3,938)	(4,179)	(4,470)	(4,401)
Debt extinguishment gains (losses), net	—	(254)	1,921	(319)	(171)
Marketable security gains (losses), net	—	951	(1,414)	(104)	1,898
Foreign currency gains (losses), net	2,660	(203)	1,743	(4,582)	1,351
Other, net	102	2,242	658	92	(20)
	1,049	223	247	(7,782)	145
Income (Loss) Before Income Tax Expense (Benefit) and Equity in Losses of 50% or Less Owned Companies	14,366	5,843	14,063	(7,880)	2,707
Income Tax Expense (Benefit)	2,262	1,552	3,206	(14,142)	2,817
Income (Loss) Before Equity in Losses of 50% or Less Owned Companies	12,104	4,291	10,857	6,262	(110)
Equity in Losses of 50% or Less Owned Companies, Net of Tax	(1,306)	(1,102)	(2,982)	(4,793)	(1,802)
Net Income (Loss)	10,798	3,189	7,875	1,469	(1,912)
Net Income (Loss) attributable to Noncontrolling Interests in Subsidiaries	28	(1)	(9)	2	5
Net Income (Loss) attributable to SEACOR Holdings Inc.	$10,770	$3,190	$7,884	$1,467	$(1,917)

Basic Earnings (Loss) Per Common Share of SEACOR Holdings Inc.	$0.54	$0.16	$0.39	$0.07	$(0.10)

Diluted Earnings (Loss) Per Common Share of SEACOR Holdings Inc.	$0.52	$0.16	$0.39	$0.07	$(0.10)

Weighted Average Common Shares Outstanding:
Basic	20,042	19,995	19,981	19,950	19,933
Diluted	21,141	20,018	21,099	19,994	19,933
Common Shares Outstanding at Period End	20,473	20,373	20,340	20,333	20,176

OIBDA(1)	$31,250	$22,926	$31,401	$17,631	$20,013
______________________
1.Non-GAAP Financial Measure. See explanation of use of non-GAAP financial measures included elsewhere in this release.

SEACOR HOLDINGS INC.
SEGMENT INFORMATION
(in thousands, unaudited)

	Three Months Ended
	Dec. 31, 2020	Sep. 30, 2020	Jun. 30, 2020	Mar. 31, 2020	Dec. 31, 2019
Ocean Transportation & Logistics Services
Operating Revenues	$100,258	$88,771	$86,111	$106,115	$101,674
Costs and Expenses:
Operating	65,808	59,985	57,827	77,604	72,759
Administrative and general	12,887	10,436	8,780	10,744	11,190
Depreciation and amortization	10,111	10,124	10,270	10,282	10,228
	88,806	80,545	76,877	98,630	94,177
Gains on Asset Dispositions, Net	1,197	191	113	9	121
Operating Income	12,649	8,417	9,347	7,494	7,618
Other Income (Expense):
Foreign currency gains (losses), net	234	213	83	(78)	52
Other, net	(7)	5	(18)	22	6
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	372	505	(1,426)	(1,357)	(1,238)
Segment Profit	$13,248	$9,140	$7,986	$6,081	$6,438

OIBDA(2)	$22,760	$18,541	$19,617	$17,776	$17,846
Dry-docking expenditures for U.S.-flag petroleum and chemical carriers, dry bulk carriers and PCTC’s (included in operating costs and expenses)	$103	$420	$908	$7,816	$8,752
Out-of-service days for dry-dockings of U.S.-flag petroleum and chemical carriers, dry bulk carriers and PCTC’s	—	9	13	38	76
Dry-docking expenditures for all other vessels	$1,153	$1,155	$292	$1,704	$289

Inland Transportation & Logistics Services
Operating Revenues	$82,996	$64,069	$63,513	$61,311	$68,257
Costs and Expenses:
Operating	63,014	54,338	53,915	50,919	57,611
Administrative and general	3,855	3,321	3,292	3,488	3,625
Depreciation and amortization	6,653	6,036	6,016	6,212	6,144
	73,522	63,695	63,223	60,619	67,380
Gains on Asset Dispositions, Net	338	427	8,085	315	522
Operating Income	9,812	801	8,375	1,007	1,399
Other Income (Expense):
Foreign currency gains (losses), net	2,412	(439)	1,653	(4,478)	1,249
Other, net	1	1,939	(3)	—	—
Equity in Losses of 50% or Less Owned Companies, Net of Tax	(2,538)	(1,141)	(701)	(3,376)	(2,346)
Segment Profit (Loss)(1)	$9,687	$1,160	$9,324	$(6,847)	$302

OIBDA(2)	$16,465	$6,837	$14,391	$7,219	$7,543
______________________
1.Includes amounts attributable to both SEACOR and noncontrolling interests.
2.Non-GAAP Financial Measure. See explanation of use of non-GAAP financial measures included elsewhere in this release.

SEACOR HOLDINGS INC.
SEGMENT INFORMATION (continued)
(in thousands, unaudited)

	Three Months Ended
	Dec. 31, 2020	Sep. 30, 2020	Jun. 30, 2020	Mar. 31, 2020	Dec. 31, 2019
Witt O’Brien’s
Operating Revenues	$28,283	$20,518	$21,173	$22,506	$20,742
Costs and Expenses:
Operating	16,932	12,793	13,104	15,691	14,266
Administrative and general	10,507	4,913	4,961	7,679	7,008
Depreciation and amortization	361	359	356	259	210
	27,800	18,065	18,421	23,629	21,484
Gains on Asset Dispositions	—	—	—	—	8
Operating Income (Loss)	483	2,453	2,752	(1,123)	(734)
Other Income (Expense):
Foreign currency gains (losses), net	(33)	(18)	(9)	12	(1)
Other, net	79	—	—	70	(457)
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	428	130	256	(8)	333
Segment Profit (Loss)	$957	$2,565	$2,999	$(1,049)	$(859)

OIBDA(2)	$844	$2,812	$3,108	$(864)	$(524)

Other
Operating Revenues	$2,000	$2,069	$1,798	$2,399	$2,099
Costs and Expenses:
Operating	1,537	1,442	1,342	1,847	1,335
Administrative and general	580	706	877	1,124	967
Depreciation and amortization	474	459	615	619	499
	2,591	2,607	2,834	3,590	2,801
Gains on Asset Dispositions	—	—	—	60	—
Operating Loss	(591)	(538)	(1,036)	(1,131)	(702)
Other Income (Expense):
Other, net	28	1	—	—	431
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	432	(596)	(1,111)	(52)	1,449
Segment Profit (Loss)(1)	$(131)	$(1,133)	$(2,147)	$(1,183)	$1,178

Corporate and Eliminations
Operating Revenues	$(6)	$(13)	$(10)	$(35)	$(11)
Costs and Expenses:
Operating	(3)	(12)	(10)	(33)	(7)
Administrative and general	8,699	5,184	5,294	5,986	4,645
Depreciation and amortization	334	328	328	357	370
	9,030	5,500	5,612	6,310	5,008
Operating Loss	$(9,036)	$(5,513)	$(5,622)	$(6,345)	$(5,019)
Other Income (Expense):
Foreign currency gains (losses), net	$47	$41	$16	$(38)	$51
Other, net	1	297	679	—	—
______________________
1.Includes amounts attributable to both SEACOR and noncontrolling interests.
2.Non-GAAP Financial Measure. See explanation of use of non-GAAP financial measures included elsewhere in this release.

SEACOR HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	Dec. 31, 2020	Sep. 30, 2020	Jun. 30, 2020	Mar. 31, 2020	Dec. 31, 2019
ASSETS
Current Assets:
Cash and cash equivalents	$65,703	$98,015	$128,389	$76,106	$77,222
Restricted cash and restricted cash equivalents	1,119	1,119	1,119	1,224	1,222
Marketable securities	7,597	7,597	6,418	7,832	7,936
Receivables:
Trade, net of allowance for doubtful accounts	246,911	196,076	179,350	192,350	194,022
Other	71,453	67,862	64,098	67,938	38,881
Inventories	2,933	3,871	3,668	4,050	5,255
Prepaid expenses and other	8,615	6,364	6,705	5,387	6,971
Total current assets	404,331	380,904	389,747	354,887	331,509
Property and Equipment:
Historical cost	1,441,871	1,442,442	1,439,245	1,441,509	1,442,382
Accumulated depreciation	(647,679)	(663,277)	(647,400)	(639,424)	(624,024)
Net property and equipment	794,192	779,165	791,845	802,085	818,358
Operating Lease Right-of-Use Assets	117,097	124,855	131,628	136,180	144,539
Investments, at Equity, and Advances to 50% or Less Owned Companies	155,399	152,744	152,228	151,568	157,108
Goodwill	32,677	32,616	32,626	32,586	32,701
Intangible Assets, Net	20,123	21,041	21,990	22,952	20,996
Other Assets	8,285	8,404	8,718	8,615	7,761
	$1,532,104	$1,499,729	$1,528,782	$1,508,873	$1,512,972

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of long-term debt	$12,839	$10,845	$44,819	$44,495	$58,854
Current portion of long-term operating lease liabilities	37,599	37,124	37,441	35,258	36,011
Current portion of other long-term financial liabilities	1,491	1,479	1,466	—	—
Accounts payable and accrued expenses	55,816	58,640	46,129	43,663	57,595
Other current liabilities	74,609	77,429	77,901	75,225	57,501
Total current liabilities	182,354	185,517	207,756	198,641	209,961
Long-Term Debt	264,205	238,005	239,698	254,272	255,612
Long-Term Operating Lease Liabilities	79,419	87,579	93,867	100,789	108,295
Other Long-Term Financial Liabilities	31,324	31,701	32,076	—	—
Deferred Income Taxes	110,915	109,664	113,586	123,054	105,661
Deferred Gains and Other Liabilities	18,470	18,910	19,320	19,103	20,929
Total liabilities	686,687	671,376	706,303	695,859	700,458
Equity:
SEACOR Holdings Inc. stockholders’ equity:
Preferred stock	—	—	—	—	—
Common stock	411	410	410	410	408
Additional paid-in capital	1,671,869	1,666,218	1,664,617	1,662,938	1,661,002
Retained earnings	540,417	529,647	526,457	518,573	517,106
Shares held in treasury, at cost	(1,365,938)	(1,365,921)	(1,366,787)	(1,366,787)	(1,365,792)
Accumulated other comprehensive loss, net of tax	(2,148)	(2,779)	(2,998)	(2,909)	(998)
	844,611	827,575	821,699	812,225	811,726
Noncontrolling interests in subsidiaries	806	778	780	789	788
Total equity	845,417	828,353	822,479	813,014	812,514
	$1,532,104	$1,499,729	$1,528,782	$1,508,873	$1,512,972

Use of non-GAAP Financial Measures
The information furnished in this release includes non-GAAP financial measures that differ from measures calculated in accordance with U.S. GAAP, including OIBDA and Cash Earnings.
The Company defines OIBDA as operating income (loss) plus depreciation and amortization. The Company includes maintenance and repair costs, including major overhauls and regulatory dry-dockings, and gains or losses (or impairments) on asset dispositions in OIBDA. The Company defines Cash Earnings as OIBDA further adjusted to exclude the amortization of non-cash deferred gains and amounts attributable to its minority partner in SEA-Vista as well as the gain or loss associated with marking-to-market securities held for investment, accrued net cash expense associated with interest on debt obligations, and the Company’s estimate of cash taxes. Other companies may calculate OIBDA and Cash Earnings differently than the Company, which may limit their usefulness as comparative measures. In addition, each of these measures does not necessarily represent funds available for discretionary use and are not measures of the Company’s ability to fund its cash needs. OIBDA and Cash Earnings are each financial metrics used by management (i) as a supplemental internal measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; (ii) as a criteria for annual incentive bonuses paid to Company officers and other shore-based employees; and (iii) to compare to the OIBDA and Cash Earnings of other companies when evaluating potential acquisitions. In addition, the Company believes Cash Earnings is meaningful to investors because it assists in evaluating the Company’s results of operations and net cash generated by business activities across previous and subsequent accounting periods and to better understand the long-term performance of the Company. The Company views OIBDA and Cash Earnings as measures of operating performance not liquidity.
The presentation of these non-GAAP financial measures is not intended to be considered in isolation from or as a substitute for the financial information prepared and presented in accordance with U.S. GAAP.
The following tables reconcile these non-GAAP measures to their most closely comparable U.S. GAAP measures (amounts in thousands, except per share data).

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
U.S. GAAP Measures
Net Income (Loss) Attributable to Stockholders	$10,770	$(1,917)	$23,311	$26,774
Diluted Earnings (Loss) Per Common Share(1)	$0.52	$(0.10)	$1.16	$1.38

Reconciliation of non-GAAP Financial Measures
Operating Income (U.S. GAAP)	$13,317	$2,562	$32,655	$45,155
(+) Depreciation and amortization	17,933	17,451	70,553	68,571
OIBDA(2)	31,250	20,013	103,208	113,726
(–) Amortization of deferred gains(3)	(330)	(330)	(1,322)	(1,322)
(–) OIBDA attributable to noncontrolling interests	—	—	—	(15,999)
(–) Cash interest paid, net(4)	(1,816)	(1,459)	(4,799)	(4,220)
(–) Income tax obligation	(6,097)	(1,641)	(19,275)	(1,660)
(+/–) Marketable security gains (losses), net	—	1,898	(567)	18,394
Cash Earnings (proxy for cash earned)	$23,007	$18,481	$77,245	$108,919
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1.Includes diluted earnings per common share of $0.72 for the twelve months ended December 31, 2019, related to marking-to-market the Company’s marketable security portfolio.
2.All references to OIBDA in this release are calculated in the same manner.
3.Included in gains on asset dispositions.
4.Amount is net of interest income, excludes capitalized interest, and is net of our partner’s portion of SEA-Vista net interest expense of $1.2 million for the twelve months ended December 31, 2019.

SEACOR HOLDINGS INC.
FLEET COUNTS
(unaudited)

	Dec. 31, 2020	Sep. 30, 2020	Jun. 30, 2020	Mar. 31, 2020	Dec. 31, 2019
Ocean Transportation & Logistics Services
Bulk Transportation Services:
Petroleum and chemical carriers - U.S.-flag	9	9	9	9	9
Bulk carriers - U.S.-flag	1	2	2	2	2
Port & Infrastructure Services:
Harbor tugs - U.S.-flag	24	24	25	25	24
Harbor tugs - Foreign-flag	8	8	8	8	8
Offshore tug - U.S.-flag	—	1	1	1	1
Ocean liquid tank barges - U.S.-flag	5	5	5	5	5
Ocean liquid tank barges - Foreign-flag	1	1	1	1	1
Specialty vessels - Foreign-flag(1)	2	2	2	2	2
Logistics Services:
PCTC(2) - U.S.-flag	4	4	4	4	4
Short-sea container/RORO(3) vessels - Foreign-flag	8	8	8	8	8
RORO(3) & deck barges - U.S.-flag	7	7	7	7	7
Rail ferries - Foreign-flag	2	2	2	2	2
	71	73	74	74	73

Inland Transportation & Logistics Services
Bulk Transportation Services:
Dry-cargo barges	1,322	1,322	1,341	1,372	1,372
Liquid tank barges	20	20	20	20	20
Specialty barges(4)	5	5	5	5	5
Towboats:
4,000 hp - 6,600 hp	19	19	19	19	19
3,300 hp - 3,900 hp	3	3	3	3	3
Less than 3,300 hp	2	2	2	2	2
Port & Infrastructure Services:
Harbor boats:
1,100 hp - 2,000 hp	20	18	18	18	18
Less than 1,100 hp	12	6	6	6	6
Launch support boats	22	—	—	—	—
Logistics Services:
Dry-cargo barges	41	35	35	35	35
Towboats:
Less than 3,300 hp	2	2	2	1	1
	1,468	1,432	1,451	1,481	1,481
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1.One line handling and one crew transport vessel.
2.Pure Car/Truck Carrier.
3.Roll On/Roll Off.
4.Includes non-certificated 10,000 and 30,000 barrel inland river liquid tank barges.